UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2008

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 14, 2008, Safety Insurance Group,  Inc. (the “Registrant”) entered into an Amended and Restated Revolving Credit Agreement (the “New Credit Agreement”) with  RBS Citizens, N.A (“RBS Citizens”), as administrative agent for itself and other lending institutions.  The New Credit Agreement amended and restated the terms of the Registrant’s existing Revolving Credit Agreement with RBS Citizens prior to its expiration date of August 17, 2008.  Among other things, the New Credit Agreement extends the maturity date to August 14, 2013 and provides a $30 million revolving loan facility with an accordion feature allowing for future expansion of the committed amount up to $50 million.  Loans under the credit facility bear interest at the Registrant’s option at either (i) the LIBOR rate plus 1.25% per annum or (ii) the higher of RBS Citizens prime rate or 0.5% above the federal funds rate plus 1.25% per annum.  The Registrant has no amount outstanding under this credit facility currently.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.  The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Amended and Restated Revolving Credit Agreement dated August 14, 2008 among Safety Insurance Group, Inc. and RBS Citizens, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)
Date:	August 20, 2008

		By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary